Exhibit 99.1

LLEX:NYSE American

LILIS ENERGY ANNOUNCES TIGER #1H IP24 RATE,

COMMENCEMENT OF GAS SALES IN TEXAS TO LUCID

Tiger #1H Reached 1,803 Boepd,

72% Liquids on 4,108 Foot Lateral

SAN ANTONIO, TEXAS – January 8, 2018 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of West Texas, announced today that the Tiger #1H has reached a 24-hour initial production rate of 1,803 Boepd on a three-stream basis, at 439 Boepd per 1,000 ft. or 242 Bopd per 1,000 ft. of lateral. The well is currently producing at 72% liquids on a three-stream basis.

The Tiger #1H is Lilis’s seventh successful operating horizontal Wolfcamp B well in the Permian’s Delaware Basin. The Tiger #1H’s 4,108 ft. lateral was completed with 21 stages of 200 ft. plug-to-plug spacing with approximately 2,060 lbs. of sand per ft.  The Tiger #1H has one of our highest IP rates based on an IP per 1,000 ft.

The Company has begun selling gas in Texas and commenced full production operations in New Mexico in December under its Lucid midstream agreement, which we expect to be fully operational by mid-February. Complete implementation of the Lucid midstream system should alleviate the Company’s recent production curtailment issues and provide capacity for all currently planned future development.

“The Tiger #1H continues the trend of Lilis producing top performing wells in the Delaware Basin. This well is our seventh successful horizontal well, one of the top wells in the Delaware basin on an IP per 1,000 ft., and further evidence of the value our acreage. We are encouraged with the progress on the Lucid midstream system, including the intial sales of gas in Texas and look forward to full implemetation in the near term. We also intend to increase focus on deliniating our acreage both geographically and geologically through testing of additional benches in 2018. In the first quarter, we expect to complete one well and commence drilling another well on our eastern acreage. We also intend to commence drilling wells in the Wolfcamp A, the Wolfcamp XY and the 2nd Bone Springs,” said Ron Ormand, Executive Chairman of Lilis.

Well Results, sorted by IP24/1000? (boe) IP24/ IP24/ # Operator Well Name IP24 (boe) 1000? (boe) 1000? (bo) % Liquid Lateral Length Zone 1 EOG Hound 30 Federal 704H 4,528 647 498 77% 7,000 A 2 EOG Neptune 10 St. Com 701H 5,327 628 465 74% 8,482 A 3 Matador Totum #211H 2,247 514 401 78% 4,371 A 4 Lilis Hippo #1H 1,917 467 346 74% 4,100 B 5 Lilis Tiger #1H 1,803 439 242 72% 4,108 B 6 Lilis Lion #1H 1,530 380 262 69% 4,025 B 7 EOG Beowulf 33 St. Com 601H 2,765 379 330 87% 7,289 A 8 EOG Noah Brunson 1H 3,124 334 n.a. n.a. 9,340 B 9 Lilis Grizzly #1H 1,323 322 209 65% 4,100 B 10 Felix UL 4-21 #1H 1,302 307 n.a. n.a. 4,200 B 11 Lilis Bison #1H 2,014 292 219 75% 6,900 B 12 Felix UL Sunshine Mesa 29-21 #1H 1,330 272 n.a. n.a. 4,900 B 13 Lilis Prizehog BWX State Com #1H 1,127 239 170 89% 4,720 B 14 Jagged Peak UL 28-27 #1H 2,272 236 n.a. n.a. 9,600 B 15 Lilis Wildhog BWX State Com #1H 997 219 188 86% 4,567 B 16 Felix Falcon State 28-36 #1H 941 215 n.a. n.a. 4,400 A 17 Jagged Peak UL 4344-21 #1H 1,761 176 150 85% 10,000 B 18 Forge UL 21 Pahaska #1H 748 174 150 86% 4,300 A 19 Jagged Peak UL Beldin L J 1211-17 #2HX 1,978 173 151 87% 11,400 B 20 Forge UL 21 Bighorn #1H 1,621 172 146 85% 9,400 A 21 Endurance Talco 9 26 35 Fed 3H 1,257 170 146 86% 7,391 A 22 Felix UL Elk Park 21-21 #1H 768 168 n.a. n.a. 4,600 B 23 Jagged Peak UL 3031A-17 #1H 1,548 162 139 86% 9,500 B 24 Jagged Peak UL 3031B-17 #1H 1,439 143 120 84% 10,000 B 25 Felix UL 20 #1311H 1,376 142 n.a. n.a. 9,700 A 26 RSP Permian Ludeman G #2603H 890 131 100 76% 6,813 XY 27 Jagged Peak UL 2932-17 #1H 1,175 113 95 84% 10,400 B 28 Mewbourne University B20 1 #W201PA 333 74 65 88% 4,499 C EASTERN DELAWARE BASIN ACTIVITY Source: Company disclosure, DrillingInfo, Wood Mackenzie, RSP Permian investor presentation Note: % liquids used to calculate IP24/1000? (bo) where % oil was not disclosed. 1. Wolfcamp B excludes LLEX.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian’s Delaware Basin, considered amongst the leading resource plays in North America. Lilis’s total net acreage in the Permian Basin is over 16,200 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs; our anticipated future cash flows and ability to access other sources of liquidity; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Additionally, initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates. Readers are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Finance & Capital Markets

210-999-5400, ext. 31